Exhibit 10.1

WESTELL TECHNOLOGIES, INC.

NON-QUALIFIED STOCK OPTION

THIS NON-QUALIFIED STOCK OPTION, dated as set forth in the attached
Memorandum is granted by WESTELL TECHNOLOGIES, INC. (the "Company"), to the
Employee as set forth in the attached Memorandum (the “Employee”) pursuant to the
Company's 2004 Stock Incentive Plan (the "Plan").

1.    OPTION GRANT

The Company hereby grants to the Employee an option to purchase total shares as set forth in the attached Memorandum of Class A Common Stock of the Company at
an option price per share as set forth in the attached Memorandum. This option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal
Revenue Code of 1986, as amended.

2.     TIME OF EXERCISE

This option may be exercised (in the manner described in paragraph 3 hereof) in whole or in part, at any time and from time to time, subject to the following limitations:

(a) This option may not be exercised to any extent until the first anniversary of the Date of Grant. This option may be exercised to a maximum cumulative extent of 25% of the total shares covered hereby on and after the first anniversary of the Date of Grant; 50% of the total shares commencing on and after the second anniversary of the Date of Grant; 75% of the total shares commencing on and after the third anniversary of the Date of Grant; 100% of the total shares commencing on and after the fourth anniversary of the Date of
Grant. In the event that the Employee's employment with the Company or a subsidiary terminates by reason of total disability or death prior to the fourth anniversary of the Date of Grant, then the portion of the option which may be exercised shall be determined as if the Employee remained an employee of the
Company until the next anniversary of the Date of Grant.

(b) For these purposes, employment shall be deemed to continue after termination of full-time employment for any period during which the Employee remains a part-time employee of the Company or a consultant to the Company as determined by the sole discretion of the Stock Incentive Committee.

(c) This option may not be exercised:

(i)    more than three months after the termination of the Employee's employment with the Company or a subsidiary for any reason
other than retirement, total disability or death; or

(ii)    more than twelve months after termination of employment by reason of retirement, total disability or death; or

(iii)    more than seven years from the Date of Grant.

For these purposes retirement and total disability shall be determined in accordance with the established policies of the Company. This option may be exercised during the indicated periods following termination of employment only to the extent permitted pursuant to paragraphs 2(a) and (b) hereof.

3.    METHOD OF EXERCISE

This option may be exercised only by appropriate notice in writing delivered to the Secretary of the Company and accompanied by:

(a)	a check payable to the order of the Company for the full
purchase price of the shares purchased and any required tax
withholding, and

(b)	such other documents or representations as the Company may
reasonably request in order to comply with securities, tax or other laws then applicable to the exercise of the option.

Payment of the purchase price may be made in whole or in part by the delivery of shares of
Common Stock owned by the Employee for at least six months (or by certification of the
Employee's ownership of such shares), valued at fair market value on the date of exercise.
The Employee may satisfy any tax withholding obligation in whole or in part by electing to have the Company retain option shares, having a fair market value on the date of exercise equal to the amount required to be withheld.

4.	CONDITIONS

I agree that I shall not within three months following my resignation of employment with the Company engage in any Competitive Activity. Competitive Activity means any service to a competitor related to the work I have done at Westell or with knowledge of confidential information gained at Westell. By accepting this option, I agree to pay Westell as liquidated damages, any profit (spread between grant price and closing price on the date of exercise) realized on my exercise of this option from three months preceding and ending three months following my date of resignation.

5.    NON‑TRANSFERABILITY; DEATH

This option is not transferable by the Employee otherwise than by will or the laws of descent and distribution and is exercisable during the Employee's lifetime only by the
Employee. If the Employee dies during the option period, this option may be exercised in whole or in part and from time to time, in the manner described in paragraph 3 hereof, by the
Employee's estate or the person to whom the option passes by will or the laws of descent and distribution, but only within a period of (a) twelve months after the Employee's death or
(b) seven years from the Date of Grant, whichever period is shorter. At the discretion of the
Committee, this option may be transferred to members of the Employee's immediate family or trusts or family partnerships for the benefit of such persons, subject to terms and conditions established by the Committee.

6. Accelerated Vesting

Notwithstanding the foregoing, any unvested options shall vest and become immediately exercisable upon termination of employment by the Company without Cause (as defined in the Offer Letter, dated April 20, 2015 (the “Offer Letter”)) or upon termination of employment by the Company without Cause within six (6) months following a Change in
Control (as defined in the Offer Letter). In exchange for the compensation and benefits noted
in this paragraph, Employee will be required to sign (and not revoke) at the time of separation, a Separation Agreement and Release.

* * *

IN WITNESS WHEREOF, the Company has caused the execution hereof by its duly authorized officer and Employee has agreed to the terms and conditions of this option, all as of the date first above written.

WESTELL TECHNOLOGIES, INC.

By /s/ Tom Minichiello

Charles S. Bernstein
Employee Name

/s/ Charles S. Bernstein
____________________
Employee Signature

NOTICE OF GRANT OF STOCK OPTION FOR THE PURCHASE OF
CLASS A COMMON STOCK

Dear Charles Bernstein,

You have received a grant with the following parameters:

Plan Name:         Westell Technologies, Inc. 2004 Stock Incentive Plan
Award Number:    10035
Shares Granted:    120,000
Award Type:        NQSO
Award Date:        5/11/2015
Strike Price:         $1.30
Vesting Schedule:
Vesting Date        Shares Vesting
5/11/2016        30,000
5/11/2017        30,000
5/11/2018        30,000
5/11/2019        30,000

Expiration Date:    5/11/2022

If you have any questions, contact Mary Lou Meyers at 630-375-4201.

By affixing your signature to this Notice, you acknowledge receipt of a copy of the Agreement and the Plan to which the Agreement and this Stock Option Grant is subject and agree that the
Options Granted hereunder shall be subject to such Plan and Agreement and shall be governed by their terms and provisions.

Westell Technologies, Inc.

By: /s/ Tom Minichiello
Tom Minichiello

/s/ Charles Bernstein                            5/18/2015
Charles Bernstein (Employee)                    Date